Exhibit 99

                Anadarko Announces Strong Second Quarter Results


    HOUSTON--(BUSINESS WIRE)--July 29, 2005--Anadarko Petroleum Corporation (NYSE:APC) today announced second quarter 2005 net income available to common shareholders of $506 million, or $2.12 per share (diluted), on revenues of $1.59 billion.
    Cash flow from operating activities was $795 million in the second quarter, and discretionary cash flow totaled $930 million.(1)
    "Anadarko had another quarter of strong financial and operating results," said Anadarko President and CEO Jim Hackett. "Our restructured portfolio delivered higher margins, as revenues climbed
10 percent on strong net realized oil and natural gas prices while overall costs fell, including a 24 percent decline in interest expense due to a $1.4 billion reduction in total debt compared with last year's second quarter. These factors, coupled with a 6 percent reduction in average outstanding shares due to our stock buy-back program, helped Anadarko deliver a 33 percent increase in earnings per share.
    "In addition, we improved our net debt (or debt less cash) to total capital ratio to 22 percent, versus 34 percent at this time last year," Hackett added.
    Updating the company's stock buy-back program, Hackett said the company acquired another 1.8 million shares in July for $160 million, bringing the total shares repurchased to 24.7 million shares for $1.7 billion, or a net average cost of $67.50 per share, since the $2 billion program was authorized in June 2004.
    Sales volumes totaled 39 million barrels of oil equivalent (BOE) in the quarter, or 428,000 BOE per day. Natural gas sales volumes averaged 1,434 million cubic feet per day, at an average realized price of $6.25 per thousand cubic feet. Oil sales volumes in the second quarter averaged 149,000 barrels per day, with an average realized price of $46.55 per barrel. Natural gas liquids volumes were strong, averaging 40,000 barrels per day, as the higher average realized price of $29.70 per barrel encouraged incremental liquid recovery, which reduced reported natural gas volumes.
    Overall volumes were down compared with the second quarter 2004 due to property sales associated with Anadarko's refocused strategy. Adjusting for these property sales, volumes have increased more than 10 percent year-over-year.
    Second quarter 2004 net income available to common shareholders was $405 million, or $1.59 per share (diluted), on revenues of $1.44 billion. Cash flow from operating activities for the same period was $880 million, while discretionary cash flow totaled $889 million.(1)
    "Operationally, our exploration and development program continues to deliver very good results on all fronts," Hackett said. "Onshore
North America, our existing core properties remain solid contributors, with some exciting exploration underway. Our deepwater Gulf of Mexico portfolio is growing, with first volumes from the K2 field produced during the quarter, along with the Genghis Khan discovery and good preliminary exploration results at the Knotty Head prospect.
    "Furthermore, sustainability of our growth model gained visibility with the addition and advancement of international projects including offshore North Africa, West Africa, the Georgia Black Sea, Qatar and Indonesia, as well as onshore Algeria and Tunisia and at our Bear Head
LNG project in Nova Scotia," Hackett said. "We are very encouraged by the success we've seen through mid-year and expect to continue executing the refocused strategy we initiated last summer."

    EARNINGS CONFERENCE CALL TODAY AT 9:00 A.M. CDT, 10:00 A.M. EDT

    Anadarko will host an earnings conference call today at 9:00 a.m. Central Daylight Time (10:00 a.m. Eastern Daylight Time) to discuss second quarter 2005 results and the company's outlook for the remainder of the year. The dial-in number is 913-981-4900, and the confirmation number is 922521. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.anadarko.com.

    ANADARKO OPERATIONS REPORT

    For more details on Anadarko's operations, please refer to the comprehensive report on second quarter drilling activity. The report will be available at www.anadarko.com on the Investor Relations page.

    FINANCIAL DATA

    Seven pages of summary financial data follow, including current hedge positions and guidance.
    Anadarko Petroleum Corporation's mission is to deliver a competitive and sustainable rate of return to shareholders by developing, acquiring and exploring for oil and gas resources vital to the world's health and welfare. As of year-end 2004, the company had
2.37 billion BOE of proved reserves, making it one of the world's largest independent exploration and production companies. Anadarko's operational focus extends from the deepwater Gulf of Mexico, up through Texas, Louisiana, the Mid-Continent, western U.S. and Canadian Rockies and onto the North Slope of Alaska. Anadarko also has significant production in Algeria, Venezuela and Qatar, and exploration or production positions in several other countries. For more information about how Anadarko is bringing excellence to the surface, please visit: www.anadarko.com.

    (1) See accompanying table for a reconciliation of GAAP to non-GAAP financial measures and statement indicating why management believes the non-GAAP measures are useful information for investors.

    This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that its goals will be achieved. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While Anadarko makes these forward-looking statements in good faith, neither Anadarko nor its management can guarantee that the anticipated future results will be achieved. See Regulatory Matters and Additional Factors Affecting Business in the Management's Discussion and Analysis included in the company's 2004 Annual Report on Form 10-K.




                    Anadarko Petroleum Corporation
              Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of cash provided by operating activities
(GAAP) to discretionary cash flow (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses discretionary cash flow to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities.

                                                    Quarter Ended
                                                       June 30
                                               -----------------------
millions                                            2005        2004
----------------------------------------------------------------------
Cash Flow
----------------------------------------------------------------------
Net cash provided by operating activities            $795        $880
Add back:
   Change in accounts receivable                       16         119
   Change in accounts payable and accrued
    expenses                                           25        (138)
   Change in other items - net                         94          28
----------------------------------------------------------------------
Discretionary Cash Flow                              $930        $889
----------------------------------------------------------------------

                    Anadarko Petroleum Corporation

                                  Quarter Ended       Year to Date
Summary Financial Information        June 30             June 30
                               ------------------- -------------------
$ and shares in millions           2005      2004      2005      2004
----------------------------------------------------------------------
Revenues
----------------------------------------------------------------------
Gas sales                          $816      $843    $1,557    $1,615
Oil and condensate sales            629       503     1,300     1,054
Natural gas liquids sales           108        93       214       196
Other sales                          37         4        49        38
----------------------------------------------------------------------
Total                             1,590     1,443     3,120     2,903
----------------------------------------------------------------------
Costs and Expenses
----------------------------------------------------------------------
Direct operating                    137       163       267       321
Transportation and cost of
 product                             72        59       142       116
General and administrative          110        92       212       171
Depreciation, depletion and
 amortization                       333       357       657       705
Other taxes                          95        85       180       166
Impairments related to oil and
 gas properties                       -         -         -         9
----------------------------------------------------------------------
Total                               747       756     1,458     1,488
----------------------------------------------------------------------
Operating Income                    843       687     1,662     1,415
----------------------------------------------------------------------
Interest Expense and Other
 (Income) Expense
----------------------------------------------------------------------
Interest expense                     50        66       102       129
Other (income) expense                4        (4)        4        56
----------------------------------------------------------------------
Total                                54        62       106       185
----------------------------------------------------------------------
Income before Income Taxes          789       625     1,556     1,230
----------------------------------------------------------------------
Income Tax Expense                  282       219       558       431
----------------------------------------------------------------------
Net Income                         $507      $406      $998      $799
----------------------------------------------------------------------
Preferred Stock Dividends             1         1         2         2
----------------------------------------------------------------------
Net Income Available to Common
 Stockholders                      $506      $405      $996      $797
----------------------------------------------------------------------
Per Common Share
----------------------------------------------------------------------
Net income - basic                $2.14     $1.60     $4.21     $3.16
Net income - diluted              $2.12     $1.59     $4.17     $3.14
----------------------------------------------------------------------
Average Number of Common Shares
 Outstanding - Basic                236       252       237       252
----------------------------------------------------------------------
Average Number of Common Shares
 Outstanding - Diluted              238       254       239       254
----------------------------------------------------------------------

                    Anadarko Petroleum Corporation

                                 Quarter Ended       Year to Date
Summary Financial Information       June 30             June 30
                              ------------------- -------------------
$ in millions                     2005      2004      2005      2004
---------------------------------------------------------------------
Cash Flow from Operating
 Activities
---------------------------------------------------------------------
Net income                        $507      $406      $998      $799
Depreciation, depletion and
 amortization                      333       357       657       705
Deferred income taxes               73       123       146       248
Impairments related to oil and
 gas properties                      -         -         -         9
Other noncash items                 17         3        24        72
---------------------------------------------------------------------
                                   930       889     1,825     1,833
(Increase) decrease in
 accounts receivable               (16)     (119)      124      (158)
Increase (decrease) in
 accounts payable and accrued
 expenses                          (25)      138       (69)      158
Other items - net                  (94)      (28)     (149)      (68)
---------------------------------------------------------------------
Net Cash Provided by Operating
 Activities                       $795      $880    $1,731    $1,765
---------------------------------------------------------------------

---------------------------------------------------------------------
Capital Expenditures
---------------------------------------------------------------------
Capital spending                  $698      $684    $1,431    $1,350
Capitalized interest                18        22        35        47
Capitalized overhead                42        45        87        86
---------------------------------------------------------------------
Total                             $758      $751    $1,553    $1,483
---------------------------------------------------------------------

                                         June 30,   Dec. 31,  June 30,
                                           2005      2004       2004
---------------------------------------------------------------------
Condensed Balance Sheet
---------------------------------------------------------------------
Cash and cash equivalents                   $915      $874      $309
Other current assets                       1,520     1,628     1,407
Net properties and equipment              16,601    15,913    18,066
Other assets                                 492       468       443
Goodwill                                   1,299     1,309     1,378
---------------------------------------------------------------------
Total Assets                             $20,827   $20,192   $21,603
---------------------------------------------------------------------
Current liabilities                       $1,934    $1,993    $2,044
Long-term debt                             3,603     3,671     4,895
Other long-term liabilities                5,235     5,243     5,513
Stockholders' equity                      10,055     9,285     9,151
---------------------------------------------------------------------
Total Liabilities and
 Stockholders' Equity                    $20,827   $20,192   $21,603
---------------------------------------------------------------------
Capitalization
---------------------------------------------------------------------
Total debt                                $3,675    $3,840    $5,063
Stockholders' equity                      10,055     9,285     9,151
---------------------------------------------------------------------
Total                                    $13,730   $13,125   $14,214
---------------------------------------------------------------------
Capitalization Ratios
---------------------------------------------------------------------
Total debt                                    27%       29%       36%
Stockholders' equity                          73%       71%       64%
---------------------------------------------------------------------

                    Anadarko Petroleum Corporation

                                  Quarter Ended       Year to Date
Volumes and Prices                   June 30             June 30
                               ------------------- -------------------
                                  2005      2004      2005      2004
----------------------------------------------------------------------
Natural Gas
----------------------------------------------------------------------
United States
----------------------------------------------------------------------
Volumes, billion cubic feet         104       126       210       247
Average daily volumes, million
 cubic feet per day               1,147     1,388     1,165     1,358
Price per thousand cubic feet     $6.31     $5.19     $5.98     $5.03
----------------------------------------------------------------------
Canada
----------------------------------------------------------------------
Volumes, billion cubic feet          26        36        51        72
Average daily volumes, million
 cubic feet per day                 287       398       279       396
Price per thousand cubic feet     $6.03     $5.16     $5.87     $5.14
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, billion cubic feet         130       162       261       319
Average daily volumes, million
 cubic feet per day               1,434     1,786     1,444     1,754
Price per thousand cubic feet     $6.25     $5.19     $5.96     $5.06
----------------------------------------------------------------------
Crude Oil and Condensate
----------------------------------------------------------------------
United States
----------------------------------------------------------------------
Volumes, million barrels              5         8        12        16
Average daily volumes, thousand
 barrels per day                     65        84        67        86
Price per barrel                 $43.98    $31.04    $41.22    $30.45
----------------------------------------------------------------------
Canada
----------------------------------------------------------------------
Volumes, million barrels              1         1         1         3
Average daily volumes, thousand
 barrels per day                      7        13         7        14
Price per barrel                 $46.36    $36.12    $45.87    $33.99
----------------------------------------------------------------------
Algeria
----------------------------------------------------------------------
Volumes, million barrels              5         5        12        12
Average daily volumes, thousand
 barrels per day                     57        52        67        65
Price per barrel                 $51.75    $33.46    $49.81    $32.20
----------------------------------------------------------------------
Other International
----------------------------------------------------------------------
Volumes, million barrels              2         2         4         4
Average daily volumes, thousand
 barrels per day                     20        24        21        23
Price per barrel                 $40.03    $27.88    $35.40    $25.87
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, million barrels             13        16        29        35
Average daily volumes, thousand
 barrels per day                    149       173       162       188
Price per barrel                 $46.55    $31.71    $44.19    $30.76
----------------------------------------------------------------------
Natural Gas Liquids
----------------------------------------------------------------------
Total
----------------------------------------------------------------------
Volumes, million barrels              4         4         7         8
Average daily volumes, thousand
 barrels per day                     40        41        38        45
Price per barrel                 $29.70    $25.18    $30.99    $24.22
----------------------------------------------------------------------
Total Barrels of Oil Equivalent
 (BOE)
----------------------------------------------------------------------
Volumes, million BOE                 39        47        80        96
Average daily volumes, thousand
 BOE per day                        428       512       441       525


                    Anadarko Petroleum Corporation
                   Financial and Operating Guidance
                          As of July 29, 2005


                                3rd Quarter           Total Year
                               2005 Forecast         2005 Forecast
                            -------------------   -------------------
                                   Units                 Units
                            -------------------   -------------------

Total Sales (MM BOE)             38  -      40        159  -     164

Crude Oil (MBbl/d):             150  -     160        160  -     172

  United States                  65  -      67         70  -      75
  Canada                          6  -       7          7  -       8
  Algeria                        58  -      68         60  -      68
  Other International            19  -      21         20  -      24


Natural Gas (MMcf/d):         1,400  -   1,440      1,425  -   1,475

  United States               1,120  -   1,150      1,150  -   1,175
  Canada                        275  -     295        275  -     295


Natural Gas Liquids
 (MBbl/d):                       31  -      35         34  -      38

  United States                  30  -      33         33  -      36
  Canada                          1  -       2          1  -       2

---------------------------------------------------------------------

                                 $/Unit                $/Unit
                            -------------------   -------------------
Price Differentials vs NYMEX
 (w/o hedges)

Crude Oil ($/Bbl):            (4.65) -   (6.65)     (5.00) -   (6.50)

  United States               (4.00) -   (6.00)     (4.50) -   (5.50)
  Canada                      (7.00) -  (10.00)     (6.00) -   (8.00)
  Algeria                     (2.00) -   (4.00)     (1.50) -   (3.50)
  Other International        (13.00) -  (19.00)    (13.00) -  (19.00)


Natural Gas ($/Mcf):          (0.50) -   (0.80)     (0.35) -   (0.75)

  United States               (0.45) -   (0.60)     (0.35) -   (0.70)
  Canada                      (0.75) -   (1.50)     (0.65) -   (0.90)

---------------------------------------------------------------------

                                    $MM                   $MM
                            -------------------   -------------------
Other Revenues:

  Marketing                      14  -      18         60  -      70
  Minerals and Other             10  -      14         30  -      40

---------------------------------------------------------------------

Costs and Expenses:
                                   $/Boe                  $/Boe
                            -------------------   -------------------

  Direct Operating             3.40  -    3.60       3.30  -    3.50
  Transportation and Cost
   of Product                  1.75  -    1.90       1.70  -    1.85
  Depreciation, Depletion
   and Amortization            8.50  -    8.75       8.20  -    8.50
  Production Taxes (% of
   Revenue)                     5.5% -     6.0%       5.6% -     5.8%


                                    $MM                   $MM
                            -------------------   -------------------

  General and Administrative    100  -     110        415  -     435
  Impairments Related to Oil
   and Gas Properties             -  -      40          -  -      40

  Interest Expense               49  -      51        190  -     210
  Other (Income) Expense         (5) -       5          5  -      15


Federal Tax Rate                 35% -      37%        35% -      36%

  Deferred Taxes (% of Total
   Taxes)                        20% -      25%        25% -      30%

---------------------------------------------------------------------

Avg. Shares Outstanding (MM)

  Basic                         235  -     237        235  -     236
  Diluted                       237  -     239        237  -     238


                                    $MM                   $MM
                            -------------------   -------------------

Capital Investment              800  -     900      3,100  -   3,300

  Capital Projects              739  -     833      2,860  -   3,045
  Capitalized Direct
   Expenses                      46  -      50        175  -     185
  Capitalized Interest           15  -      17         65  -      70


                    Anadarko Petroleum Corporation
                    Hedge Position for 2005 & 2006
                         As of June 30, 2005

            ------------------------ ---------------------------------
                 2- Way Collars               3- Way Collars
            ------------------------ ---------------------------------
                                              Sold   Purchased
             Volume   Floor  Ceiling  Volume   Floor   Floor  Ceiling
Natural Gas MMMBtu/d $/MMBtu $/MMBtu MMMBtu/d $/MMBtu $/MMBtu  $/MMBtu
            ------------------------ ---------------------------------

United
 States
3rd Qtr
 2005          26.3   $3.76   $5.65    268.8   $4.01    $5.00   $9.37
4th Qtr
 2005          26.3   $3.76   $5.65    268.8   $4.01    $5.00   $9.37
            ------------------------ ---------------------------------
Remainder
 Year 2005     26.3   $3.76   $5.65    268.8   $4.01    $5.00   $9.37
            ------------------------ ---------------------------------

            ------------------------ ---------------------------------
Total Year
 2006          10.0   $4.00   $5.88        -      $-       $-      $-
            ------------------------ ---------------------------------
There are no Fixed Price hedges for the United States



                --------------------
                 Fixed and Physical
                     Contracts
                --------------------
                             NYMEX
                  Volume     Price
                 MMMBtu/d   $/MMBtu
                --------------------
Canada
3rd Qtr 2005         21.7     $2.98
4th Qtr 2005         18.0     $2.95
                --------------------
Remainder Year
 2005                19.8     $2.97
                --------------------

                --------------------
Total Year 2006      10.9     $2.87
                --------------------
There are no Collar hedges for Canada


            ------------------------ ---------------------------------
                 2- Way Collars               3- Way Collars
            ------------------------ ---------------------------------
                                              Sold  Purchased
             Volume  Floor  Ceiling   Volume  Floor   Floor   Ceiling
Crude Oil   Bbl/day  $/Bbl   $/Bbl   Bbl/day  $/Bbl   $/Bbl    $/Bbl
            ------------------------ ---------------------------------

United
 States
3rd Qtr
 2005         1,986  $22.00  $26.32   43,000  $27.28   $32.28  $46.89
4th Qtr
 2005         1,986  $22.00  $26.32   43,000  $27.28   $32.28  $46.89
            ------------------------ ---------------------------------
Remainder
 Year 2005    1,986  $22.00  $26.32   43,000  $27.28   $32.28  $46.89
            ------------------------ ---------------------------------

            ------------------------ ---------------------------------
Total Year
 2006           822  $22.00  $26.32        -      $-       $-      $-
            ------------------------ ---------------------------------

There are no Crude Oil hedges for production outside of the United
 States




    CONTACT: Anadarko Petroleum Corporation, Houston
             Media Contacts:
             Teresa Wong, 832-636-1203
             teresa_wong@anadarko.com
             or
             Margaret Cooper, 832-636-8355
             margaret_cooper@anadarko.com
             or
             Investor Contacts:
             David Larson, 832-636-3265
             david_larson@anadarko.com
             or
             Stewart Lawrence, 832-636-3326
             stewart_lawrence@anadarko.com